SC1:4966251.5 EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this “Agreement”) is by and among First Busey Corporation (“First Busey”), Busey Bank (the “Bank,” and together with First Busey, “Employer”) and Monica L. Bowe (“Executive,” and together with Employer, the “Parties”). RECITALS A. The Bank is a wholly owned subsidiary of First Busey. B. Employer has determined it to be in its best interests to enter into this Agreement pertaining to the employment of Executive as of and following the Effective Date. C. Executive desires to be employed by Employer as of and following the Effective Date in accordance with the terms of this Agreement. NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the Parties contained herein, the Parties hereby agree as follows: AGREEMENTS Section 1. Term with Automatic Renewal Provision. The term of Executive’s employment hereunder by Employer will commence on January 1, 2020 (the “Effective Date”) and will continue for one (1) year thereafter (the “Initial Term”). Following the Initial Term, the term shall automatically renew for additional one (1) year periods, unless either Party provides written notice of nonrenewal to the other Party not less than thirty (30) days prior to the end of the Initial Term or such one (1) year period (the Initial Period and any subsequent renewal periods, the “Term”). Section 2. Employment. (a) Positions and Duties. Subject to the terms of this Agreement, Executive shall devote Executive’s full business time, energies and talent to serving as the Chief Risk Officer of First Busey and the Bank, at the direction of the Chief Executive Officer of First Busey (the “CEO”). Executive shall perform all duties assigned to Executive faithfully, loyally and efficiently, and shall have such duties, authority and responsibilities as may be assigned to Executive from time to time by the CEO, which duties, authority and responsibilities shall include those customarily held by such officer of comparable companies, subject always to the charter and bylaw provisions and policies of Employer. Executive shall perform the duties required by this Agreement at Employer’s principal place of business unless the nature of such duties requires otherwise. Notwithstanding the foregoing, during the Term, Executive may devote reasonable time to activities other than those required under this Agreement, including activities of a charitable, educational, religious or similar nature (including professional associations) to the extent such activities do not in any material way inhibit, prohibit, interfere with or conflict with Executive’s duties under this Agreement or conflict in any material way with the business of Employer.

2 (b) Transfers. The Board of Directors of First Busey (the “Board”) may, in its sole discretion, cause Executive’s employment to be transferred from Employer to any wholly- owned subsidiary of First Busey, in which case all references in this Agreement to “Employer” shall be deemed to refer to such subsidiary (and First Busey, if applicable). Section 3. Compensation and Benefits. Subject to the terms of this Agreement, during the Term of this Agreement, Employer shall compensate Executive for Executive’s services as follows: (a) Base Compensation. Executive’s annual base salary rate shall be two hundred fifty thousand dollars ($250,000.00) (the “Base Salary”), which shall be payable in accordance with Employer’s normal payroll practices as are in effect from time to time. Beginning with the 2020 calendar year and annually thereafter, the Board (or an authorized committee thereof) shall review Executive’s Base Salary at such time as it reviews Employer’s executive compensation to determine whether Executive’s Base Salary should be maintained at its existing level or increased, with any increase being effective as determined by the Board (or an authorized committee thereof). If Executive’s Base Salary is increased by Employer, such increased Base Salary will then constitute the Base Salary for all purposes of this Agreement. (b) Discretionary Performance Bonus. Employer shall consider Executive for a bonus each year during the Term based on performance criteria established by Employer and any other factors deemed by Employer to be appropriate. Bonuses shall be awarded, if at all, in the sole discretion of Employer, and nothing in this Agreement shall require the payment of a bonus in any given year. Payment of any such bonus shall be made as soon as practicable after it is earned, but in no event later than two and one-half (2½) months following the end of the calendar year in which it is earned; provided that bonuses shall not be considered earned until Employer has made all determinations and taken all actions necessary to establish such bonuses. Executive shall be guaranteed an initial minimum discretionary performance bonus of two hundred thousand dollars ($200,000) for 2019 payable in 2020 when such bonuses are paid to similarly situated senior executives of Employer (the “2019 Bonus”). If, prior to payment of the 2019 Bonus, Executive is terminated and becomes eligible for payments under Section 6(b) or 6(c), the amount of the 2019 Bonus shall be “the amount of the most recent performance bonus that Employer actually paid to Executive under Section 3(b)” for purposes of Sections 6(b)(i)(B) and 6(b)(ii) or Sections 6(c)(i)(B) and 6(c)(ii), as applicable. (c) Long-Term Incentive Program. During the Term, Executive shall be eligible to receive annual grants under Employer’s long-term equity incentive program, as determined in the sole discretion of the Board (or an authorized committee thereof). Employer shall recommend to the Board that the Board grant, on or before March 31, 2020, a restricted stock or restricted stock unit award, with a grant date value of one hundred thousand dollars ($100,000), which shall vest on the third (3rd) anniversary of the grant date. In addition, Employer shall recommend to the Board that the Board grant a restricted stock or restricted stock units when such equity awards are granted to other senior executives of Employer on or around July 1, 2020 with a grant date value of two hundred thousand dollars ($200,000), which shall vest on the fifth (5th) anniversary of the grant date. For the avoidance of doubt, failure of Employer to grant the equity awards in accordance with this Section 2(c) shall constitute “Good Reason” under Section 4(d)(iv)

3 if, at the time of the applicable grant, Executive remains employed by Employer in the capacity set forth in Section 2(a). (d) Profit Sharing Benefit. Executive shall be eligible to receive an annual profit sharing benefit based on the combined amount of Executive’s Base Salary and, if applicable, Executive’s discretionary performance bonus, after Executive meets the eligibility requirements of the applicable profit sharing plan. The Board shall decide the exact amount of this benefit annually in its sole discretion. Employer shall contribute this benefit for the account of Executive to Employer’s tax-qualified retirement plan and/or any nonqualified deferred compensation plan that Employer establishes or maintains. All such profit sharing benefit payments shall be determined and governed by the terms of the applicable plan as may be in effect from time to time. Employer shall have no obligation to continue to maintain any particular benefit plan or arrangement and the profit sharing benefit described in this Section 3(d) may be amended or terminated by Employer at any time for any reason or no reason, provided such amendment or termination applies to all other similarly situated senior executives of Employer. (e) Reimbursement of Expenses. Employer shall reimburse Executive for all travel, entertainment and other out-of-pocket expenses that Executive reasonably and necessarily incurs in the performance of Executive’s duties under this Agreement. Executive shall document these expenses to the extent necessary to comply with all applicable laws and Employer policies. Any reimbursement payments hereunder shall be made as soon as practicable and in no event later than two and one-half (2½) months following the end of the year in which the corresponding expenses are incurred. Employer shall reimburse Executive in an amount not to exceed twenty- five thousand dollars ($25,000) for relocation expenses within ten (10) business days of Employer’s receipt of valid receipts and any other required information to substantiate the reimbursement. (f) Other Benefits. Executive shall be eligible to participate, subject to the terms thereof, in all Employer retirement plans and health, dental, life insurance and similar plans, as may be in effect from time to time with respect to similarly situated senior executives. In addition to the foregoing benefits, Executive shall be eligible to participate in Employer’s key life insurance program on the first entry date following the Effective Date (which entry date is March 1, 2020) with an aggregate death benefit amount of one-million five hundred thousand dollars ($1,500,000.00), subject to insurability and all other terms of such program. (g) Vacations. Executive shall be subject to Employer’s general vacation policy as may be in effect from time to time, but shall accrue not less than twenty-five (25) days of paid vacation annually. (h) Withholding. Employer may withhold any applicable federal, state and local withholding and other taxes from payments that become due or allowances that are provided to Executive. (i) Potential Refund. If Executive’s employment hereunder is terminated by Employer for Cause (as hereinafter defined) or by Employee without Good Reason (as hereinafter defined) prior to April 1, 2021, then within ninety (90) days after the effective date of such

4 termination Executive shall repay any 2019 Bonus received pursuant to Section 3(b) and any relocation reimbursements received pursuant to Section 3(e). Section 4. Reasons for Termination of Employment. Executive’s employment hereunder may be terminated during the Term under the following circumstances: (a) Death. Executive’s employment hereunder will terminate upon his or her death. (b) Disability. If, as a result of Executive’s incapacity due to physical or mental illness, Executive will have been substantially unable to perform his or her duties hereunder for a continuous period of 180 days, Employer may terminate Executive’s employment hereunder for “Disability.” During any period that Executive fails to perform his or her duties hereunder as a result of incapacity due to physical or mental illness, Executive will continue to receive his or her full Base Salary set forth in Section 3(a) until his or her employment terminates. (c) Cause. Employer may terminate Executive’s employment for Cause if: (i) Executive engages in one (1) or more unsafe or unsound banking practices or material violations of a law or regulation applicable to Employer or any subsidiary; (ii) Executive engages in any repeated violations of a policy of Employer after being warned in writing by the Board or the CEO not to violate such policy; (iii) Executive engages in any single violation of a policy of Employer if such violation materially and adversely affects the business or affairs of Employer; (iv) Executive fails to timely implement a direction or order of the Board or the CEO, unless such direction or order would violate the law; (v) Executive engages in a breach of fiduciary duty or act of dishonesty involving the affairs of Employer; (vi) Executive is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable state or federal law; (vii) Executive commits a material breach of Executive’s obligations under this Agreement that Executive fails to remedy to the reasonable satisfaction of Employer within thirty (30) days after written notice is delivered by Employer to Executive that sets forth in reasonable detail the basis for Employer’s determination that Executive materially breached an obligation under this Agreement (provided that notice and opportunity to cure need not be provided to Executive for a repeated and substantially similar material breach more than once in any calendar year); (viii) Executive materially fails to perform Executive’s duties to Employer with the degree of skill, care or competence expected by Employer that Executive fails to remedy to the reasonable satisfaction of Employer within thirty (30) days after written notice is delivered by Employer to Executive that sets forth in reasonable detail the basis for Employer’s determination that Executive materially failed to perform Executive’s duties to Employer (provided that notice and opportunity to cure need not be provided to Executive for a repeated and substantially similar material breach more than once in any calendar year); or (ix) Executive is found guilty of, or pleads nolo contendere to, a felony or an act of dishonesty in connection with the performance of Executive’s duties as an officer of Employer, or an act that disqualifies Executive under applicable laws, rules or regulations from serving as an officer or director of Employer. Notwithstanding the foregoing, during the first two (2) years following a Change in Control (as defined below), Executive’s termination of employment will not be deemed to be for “Cause” unless and until there will have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board at a meeting of the Board called

5 and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, Executive is guilty of the conduct described above, and specifying the particulars thereof in detail. (d) Good Reason. Executive may terminate his or her employment for “Good Reason” within 120 days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events that has not been cured within 30 days after written notice thereof has been given by Executive to Employer setting forth in reasonable detail the basis of the event (provided that such notice must be given to Employer within 90 days of Executive becoming aware of such condition). “Good Reason” means the occurrence of any one (1) or more of the following, without Executive’s prior consent: (i) a material adverse change in the nature, scope or status of Executive’s position, authorities or duties from those in effect from time to time; (ii) a reduction in Executive’s Base Salary, unless such reduction applies to all similarly situated senior executives of Employer; (iii) Employer changes the primary location of Executive’s employment to a place that is more than fifty (50) miles from Executive’s primary location of employment as of the Effective Date; (iv) Employer otherwise commits a material breach of its obligations under this Agreement; or (v) during the first two (2) years following a Change in Control, there occurs (A) a change in reporting line such that the individual to whom Executive reports is someone other than the Chief Executive Officer of the Surviving Entity (as defined below), or if applicable, the ultimate parent corporation thereof or (B) a reduction in Executive’s performance bonus or long-term incentive opportunities, in each case, as compared to the amount of the most recent performance bonus that Employer actually paid to Executive and the grant date value of the most recent equity awards that Employer actually granted to Executive pursuant to Sections 3(b) and 3(c), respectively, prior to such Change in Control. Executive’s continued employment during the 120-day period referred to above in this Section 4(d) will not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. (e) Without Cause. Employer may terminate Executive’s employment hereunder without Cause by providing Executive with a Notice of Termination (as defined below). This means that, notwithstanding this Agreement, Executive’s employment with Employer will be “at will.” (f) Without Good Reason. Executive may terminate Executive’s employment hereunder without Good Reason by providing Employer with a Notice of Termination. Section 5. Termination of Employment Procedure. (a) Notice of Termination. Any termination of Executive’s employment by Employer or by Executive during the Term (other than termination pursuant to Section 4(a)) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 15(i). For purposes of this Agreement, a “Notice of Termination” means a notice which will indicate the specific termination provision in this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated if the termination is based on Sections 4(b), 4(c) or 4(d).

6 (b) Termination Date. “Termination Date” means (i) if Executive’s employment is terminated by his or her death, the date of his or her death; (ii) if Executive’s employment is terminated pursuant to Section 4(b), the date set forth in the Notice of Termination; and (iii) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within 30 days after the giving of such notice) set forth in such Notice of Termination; provided, however, that if such termination is due to a Notice of Termination by Executive, Employer will have the right to accelerate such notice and make the Termination Date the date of the Notice of Termination or such other date prior to Executive’s intended Termination Date as Employer deems appropriate, which acceleration will in no event be deemed a termination by Employer without Cause or constitute Good Reason and Executive is paid her Base Salary through Executive’s intended Termination Date. (c) Removal from any Boards and Position. Upon the termination of Executive’s employment with Employer for any reason, he or she will be deemed to resign (i) from the board of directors of First Busey, the Bank, any subsidiary thereof and/or any other board to which he or she has been appointed or nominated by or on behalf of Employer (including the Board), and (ii) from any position (including, but not limited to, as an officer or director) with First Busey, the Bank and any subsidiary thereof. Section 6. Compensation upon Termination of Employment. This Section 6 provides the payments and benefits to be paid or provided to Executive as a result of his or her termination of employment. Except as provided in this Section 6, Executive will not be entitled to any payments or benefits from Employer as a result of the termination of his or her employment, regardless of the reason for such termination. (a) Termination for Any Reason. Following the termination of Executive’s employment, regardless of the reason for such termination and including, without limitation, a termination of his or her employment by Employer for Cause or by Executive without Good Reason, upon expiration of the Term, by reason of Executive’s death or Disability, Employer will pay or provide to Executive (and upon Executive’s death, Executive’s heirs, executors and administrators) the following (collectively, the “Accrued Benefits”) as soon as practicable following the Termination Date: (i) (A) any earned but unpaid Base Salary, (B) any earned but unpaid bonus under Section 3(b) for previously completed performance periods and (C) any accrued and unused vacation and personal time pay through the Termination Date; (ii) reimbursement for any amounts due to Executive pursuant to Section 3(e), provided that Executive submits the required documentation in accordance with established policies and within thirty (30) days of the Termination Date; and (iii) any compensation and/or benefits as may be due or payable to Executive in accordance with the terms and provisions of any employee benefit plans or programs of Employer. Upon any termination of Executive’s employment hereunder, except as otherwise provided herein, Executive (or his or her beneficiary, legal representative or estate, as the case may be, in the event

7 of his or her death) will be entitled to such rights in respect of any awards granted to Executive under Employer’s long-term equity incentive program, and to only such rights, as are provided by the plan or the award agreement pursuant to which such awards have been granted to Executive or other written agreement or arrangement between Executive and Employer. (b) Termination by Employer without Cause or upon Non-Renewal of the Term or by Executive for Good Reason (Non-Change in Control). If Executive’s employment is terminated by Employer other than for Cause or a Disability, upon Employer’s non-renewal of the Term, or by Executive for Good Reason, Employer (in lieu of any severance pay under any severance pay plans, programs or policies) will pay or provide the Accrued Benefits and, subject to Section 7, will pay to Executive: (i) an amount equal to one hundred percent (100%) of the sum of (A) Executive’s then applicable Base Salary, plus (B) the amount of the most recent performance bonus that Employer actually paid to Executive pursuant to Section 3(b), payable in substantially equal installments over a one (1)-year period in accordance with Employer’s regular payroll practices then in effect; (ii) an amount equal to the annual performance bonus earned pursuant to Section 3(b) in respect of the fiscal year in which the Termination Date occurs based on actual performance, prorated based upon the number of days elapsed in such fiscal year prior to the Termination Date and paid in a lump sum at the time such awards are normally paid; and (iii) reimbursement for up to twelve (12) months for continuing coverage for Executive and, if applicable, Executive’s spouse and eligible dependents under Employer’s health insurance pursuant to the health care continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that Executive remains eligible for, and elects, such COBRA continuation for such period following the Termination Date. To the extent Executive paid a portion of the premium for such benefits while employed, Executive shall continue to pay such portion during the period of continuation hereunder, and any period of continuation hereunder shall be credited against Executive’s continuation rights under COBRA. (c) Termination by Employer without Cause or upon Non-Renewal of the Term or by Executive for Good Reason (Change in Control Related). If Executive’s employment is terminated by Employer other than for Cause or a Disability, upon Employer’s non-renewal of the Term, or by Executive for Good Reason, in each case within two (2) years following a Change in Control, or as set forth in Section 6(c)(iv), Employer (in lieu of any severance pay under any severance pay plans, programs or policies) will pay or provide the Accrued Benefits and, subject to Section 7, will pay to Executive: (i) a lump sum cash payment equal to two hundred percent (200%) of the sum of (A) Executive’s then applicable Base Salary, plus (B) the amount of the most recent performance bonus that Employer actually paid to Executive pursuant to Section 3(b); (ii) a lump sum cash payment equal to the most recent annual performance bonus that Employer actually paid to Executive pursuant to Section 3(b), prorated based upon the number of days elapsed in the fiscal year prior to the Termination Date; and

8 (iii) a lump sum cash payment in respect of eighteen (18) months of continuing coverage under Employer’s health insurance pursuant to COBRA. (iv) Notwithstanding anything to the contrary, if during the one hundred eighty (180) day period ending on a Change in Control, Executive experiences a termination of employment under Section 6(b) either (A) at the request of a third party that has taken steps reasonably calculated or intended to effect a Change in Control or (B) otherwise in connection with or in anticipation of a Change in Control, then Executive shall have the right to the incremental benefits under this Section 6(c), without duplication for any payments or benefits provided under Section 6(b), as if the Change in Control date were the Termination Date. (d) Applicable Definitions. “Change in Control” means the occurrence of any of the following events: (i) During any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of First Busey in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of First Busey as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; (ii) Any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of First Busey representing 30% or more of the combined voting power of First Busey’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this Section 6(d)(ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (i) by First Busey, (ii) by any employee benefit plan (or related trust) sponsored or maintained by First Busey, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non- Qualifying Transaction (as defined in Section 6(d)(iii)); (iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving First Busey that requires the approval of First Busey’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power,

9 is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this Section 6(d)(iii)) will be deemed to be a “Non-Qualifying Transaction”); (iv) The consummation of a sale of all or substantially all of First Busey’s assets (other than to an affiliate of First Busey); or (v) First Busey’s stockholders approve a plan of complete liquidation or dissolution of First Busey. Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by First Busey which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by First Busey such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur. (e) Termination by Reason of Death or Disability. If Executive’s employment terminates on account of death or is terminated by Employer for Disability, Employer (in lieu of any severance pay under any severance pay plans, programs or policies) will pay or provide the Accrued Benefits and, subject to Section 7, will pay to Executive (or Executive’s heirs, executors and administrators) an amount equal to the annual performance bonus earned pursuant to Section 3(b) in respect of the fiscal year in which the Termination Date occurs based on actual performance, prorated based upon the number of days elapsed in such fiscal year prior to the Termination Date and paid in a lump sum at the time such awards are normally paid. Section 7. Release. (a) As a condition to Employer’s obligation to pay any amount under Sections 6(b), 6(c) and 6(e), Executive (or, as applicable, Executive’s heirs, executors and administrators) shall execute a general release of, and waiver of claims against, Employer and its subsidiaries and affiliates, substantially in the form attached hereto as Exhibit A on or before the sixtieth (60th) day following the Termination Date. For the avoidance of doubt, in order for such release to be deemed

10 effective for purposes of this Agreement, any applicable revocation period with respect to such release and waiver must have expired on or before such sixtieth (60th) day. (b) The payments and benefits provided in Sections 6(b), 6(c) and 6(e) will, as applicable, begin (or be completed in the case of lump sum payments) within sixty (60) days following the Termination Date, subject to Executive’s compliance with the requirements of this Section 7. Section 8. Section 280G. In the event that any payments or benefits otherwise payable to Executive (a) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments and benefits will be either (i) delivered in full, or (ii) delivered as to such lesser extent that would result in no portion of such payments and benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999 of the Code (and any equivalent state or local excise taxes), results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code. Unless the Parties otherwise agree in writing, any determination required under this Section 8 will be made in writing by a nationally- recognized accounting firm selected jointly by Employer and Executive (the “Accountants”), whose determination will be conclusive and binding upon Executive and Employer for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Parties agree to furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this provision. Employer will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this provision. Section 9. Confidentiality. Executive acknowledges that the nature of Executive’s employment shall require that Executive produce and have access to records, data, trade secrets and information that are not available to the public regarding Employer and its subsidiaries and affiliates (“Confidential Information”). Executive shall hold in confidence and not directly or indirectly disclose any Confidential Information to third parties unless disclosure becomes reasonably necessary in connection with Executive’s performance of Executive’s duties hereunder, or the Confidential Information lawfully becomes available to the public from other sources, or Executive is authorized in writing by Employer to disclose it or Executive is required to make disclosure by a law or pursuant to the authority of any administrative agency or judicial body. All Confidential Information and all other records, files, documents and other materials or copies thereof relating to the business of Employer or any of its subsidiaries or affiliates that Executive prepares or uses shall always be the sole property of Employer. Executive’s access to and use of Employer’s computer systems, networks and equipment, and all Employer information contained therein, shall be restricted to legitimate business purposes on behalf of Employer; any other access to or use of such systems, network and equipment is without authorization and is prohibited. The restrictions contained in this Section 9 shall extend to any personal computers or other electronic

11 devices of Executive that are used for business purposes relating to Employer. Executive shall not transfer any Employer information to any personal computer or other electronic device that is not otherwise used for any business purpose relating to Employer. Executive shall promptly return all originals and copies of any Confidential Information and other records, files, documents and other materials to Employer if Executive’s employment with Employer is terminated for any reason. In addition, Executive shall immediately upon termination for any reason surrender all personal electronic devices ever used to access Confidential Information or conduct business on behalf of Employer for joint (Executive and Employer) inspection and removal of Employer information, including without limitation, Confidential Information. (a) Notwithstanding the foregoing, an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made: (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, Executive has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Nothing in this Agreement shall be construed to authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means. (b) Nothing contained herein shall impede Executive’s ability to report possible securities law violations to the Securities and Exchange Commission or other governmental agencies (i) without Employer’s prior approval, and (ii) without having to forfeit or forego any resulting whistleblower awards. Section 10. Non-Competition and Non-Solicitation Covenants. Employer and Executive agree that the primary service area of Employer’s business in which Executive will actively participate extends separately to an area that encompasses a fifty (50) mile radius from each banking and other office location of Employer and its subsidiaries and affiliates (collectively, the “Restrictive Area”). Therefore, as an essential ingredient of and in consideration of this Agreement and Executive’s employment by Employer, Executive hereby agrees that for a period of one (1) year after termination of Executive’s employment with Employer for any reason and whether such termination of employment is during the Term or after the termination or expiration of the Term (the “Restrictive Period”), Executive shall not directly or indirectly compete with the business of Employer, including by doing any of the following (the “Restrictive Covenant”): (a) engage or invest in, own, manage, operate, control, finance, participate in the ownership, management, operation or control of, be employed by, associate with or in any manner be connected with, serve as an employee, officer or director of or consultant to, lend Executive’s name or any similar name to, lend Executive’s credit to, or render services or advice to any person, firm, partnership, corporation, trust or other entity that owns or operates, a bank,

12 savings and loan association, credit union, wealth management or investment advisory firm, or similar financial institution (a “Financial Institution”) with any office located, or to be located at an address identified in a filing with any regulatory authority, within the Restrictive Area; provided, however, that in the event a successor to First Busey succeeds to or assumes First Busey’s rights and obligations under this Agreement in connection with a Change in Control this Section 10(a) shall apply only to the primary service areas of Employer as they existed immediately before the Change in Control; (b) directly or indirectly, for Executive or any Financial Institution: (i) induce or attempt to induce any officer of Employer or any of its subsidiaries or affiliates, or any employee who previously reported to Executive, to leave the employ of Employer or any of its subsidiaries or affiliates; (ii) in any way interfere with the relationship between Employer or any of its subsidiaries or affiliates and any such officer or employee; (iii) employ, or otherwise engage as an employee, independent contractor or otherwise, any such officer or employee; or (iv) induce or attempt to induce any customer, supplier, licensee or business relation of Employer of any of its subsidiaries or affiliates to cease doing business with Employer or any of its subsidiaries or affiliates or in any way interfere with the relationship between Employer or any of its subsidiaries or affiliates and any of their respective customers, suppliers, licensees or business relations, where Executive had personal contact with, or has accessed Confidential Information in the preceding twelve (12) months with respect to, such customers, suppliers, licensees or business relations; or (c) directly or indirectly, for Executive or any Financial Institution, solicit the business of any person or entity known to Executive to be a customer of Employer or any of its subsidiaries or affiliates, where Executive, or any person reporting to Executive, had personal contact with such person or entity, with respect to products, activities or services that compete in whole or in part with the products, activities or services of Employer or any of its subsidiaries or affiliates. The foregoing Restrictive Covenant shall not prohibit Executive from owning directly or indirectly capital stock or similar securities that are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System that do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution. Section 11. Remedies for Breach. Executive has reviewed the provisions of this Agreement with legal counsel, or has been given adequate opportunity to seek such counsel, and Executive acknowledges and expressly agrees that the covenants contained herein are reasonable with respect to their duration, geographical area and scope. Executive further acknowledges that the restrictions contained in this Agreement are reasonable and necessary for the protection of the legitimate business interests of Employer, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to Employer and its interests, that Employer would not have agreed to enter into this Agreement without receiving Executive’s agreement to be bound by these restrictions and that such restrictions were a material inducement to Employer to enter into this Agreement. Executive hereby acknowledges and agrees that during the Restrictive Period, Employer shall have the right to communicate the existence and terms of this Agreement to any third party with whom Executive may seek or obtain future employment or other similar arrangement. In the event Employer determines that Executive has violated any of the

13 restrictions contained in in Sections 9, 10, or 12, Executive’s eligibility for and receipt of any severance payments or benefits under Section 6(b) shall immediately terminate. In addition, in the event of any violation or threatened violation of the restrictions contained in this Agreement, Employer, in addition to and not in limitation of, any other rights, remedies or damages available to Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by Executive and any and all persons directly or indirectly acting for or with Executive, as the case may be. If Executive violates the Restrictive Covenant and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified herein computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by Executive. Section 12. Intellectual Property. At all times from and after the date of this Agreement, Executive agrees to not, directly or indirectly, use, register, or assist others to use or register, any designation (including, without limitation, any service mark, trademark, trade name or other indicia of source) that is the same as or confusingly similar to the legal or operating names of First Busey Corporation or Busey Bank and their affiliates in connection with any banking, wealth management, lending, trust, mortgage, or other financial services or products. Executive further acknowledges and agrees that Executive’s obligations under this Section 12 are necessary to protect consumers from confusion as to source, affiliation, association or sponsorship, and that such obligations are reasonable and will not preclude or materially impede Executive from gainful employment. Section 13. Indemnity; Other Protections. (a) Indemnification. Employer shall indemnify Executive (and, upon Executive’s death, Executive’s heirs, executors and administrators) to the fullest extent permitted by law against all expenses, including reasonable attorneys’ fees, court and investigative costs, judgments, fines and amounts paid in settlement (collectively, “Expenses”) reasonably incurred by Executive in connection with or arising out of any pending, threatened or completed action, suit or proceeding in which Executive becomes involved by reason of Executive’s having been an officer or director of Employer. The indemnification rights provided for herein are not exclusive and shall supplement any rights to indemnification that Executive may have under any applicable bylaw or charter provision of Employer, or any resolution of Employer or any applicable statute. (b) Advancement of Expenses. In the event that Executive becomes a party, or is threatened to be made a party, to any pending, threatened or completed action, suit or proceeding for which Employer is permitted or required to indemnify Executive under this Agreement, any applicable bylaw or charter provision of Employer, any resolution of Employer, or any applicable statute, Employer shall, to the fullest extent permitted by law, advance all Expenses incurred by Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by Employer of a written undertaking from Executive to reimburse Employer for all Expenses actually paid by Employer to or on behalf of Executive in the event it shall be ultimately

14 determined that Employer cannot lawfully indemnify Executive for such Expenses, and to assign to Employer all rights of Executive to indemnification under any policy of directors’ and officers’ liability insurance to the extent of the amount of Expenses actually paid by Employer to or on behalf of Executive. (c) Litigation. Unless precluded by an actual or potential conflict of interest, Employer shall have the right to recommend counsel to Executive to represent Executive in connection with any claim covered by this Section 13. Further, Executive’s choice of counsel, Executive’s decision to contest or settle any such claim and the terms and amount of the settlement of any such claim shall be subject to Employer’s prior written approval, which approval shall not be unreasonably withheld or delayed by Employer. Section 14. Regulatory Conditions. If Employer is not permitted to make any payments that may become due to Executive under Sections 6(b), 6(c) or 6(e) because First Busey or the Bank is not in compliance with any regulatory-mandated minimum capital requirements or if making the payments would cause First Busey’s or the Bank’s capital to fall below such minimum capital requirements, then Employer shall delay making such payments until the earliest possible date it could resume making the payments without violating such minimum capital requirements. Further, if Employer is not permitted to make any payments that may become due to Executive under Sections 6(b), 6(c), or 6(e) because of the operation of any other applicable law or regulation, then Employer shall delay making such payments until the earliest possible date it could resume making the payments without violating such applicable law or regulation. Section 15. General Provisions. (a) Amendment. Except as set forth explicitly herein, this Agreement may not be amended or modified except by written agreement signed by Executive and Employer. (b) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of Executive, Employer and their respective personal representatives, successors and assigns. Except as set forth in Section 10(a), for the purposes of this Agreement, any successor or assign of Employer shall be deemed to be “Employer.” Employer shall require any successor or assign of Employer or any direct or indirect purchaser or acquirer of all or substantially all of the business, assets or liabilities of Employer, whether by transfer, purchase, merger, consolidation, stock acquisition or otherwise, to assume and agree in writing to perform this Agreement and Employer’s obligations hereunder in the same manner and to the same extent as Employer would have been required to perform them if no such transaction had occurred. (c) Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. The provisions of this Agreement shall be regarded as divisible and separate; if any provision is declared invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. In the event any provision of this Agreement (including any provision of the Restrictive Covenant) is held to be overbroad as written, such provision shall be deemed to be

15 amended to narrow the application of such provision to the extent necessary to make such provision enforceable according to applicable law. (d) Survival. The provisions of Section 9 (Confidentiality), Section 10 (Non- Competition and Non-Solicitation Covenants), Section 11 (Remedies for Breach), Section 12 (Intellectual Property), Section 13 (Indemnity; Other Protections), Section 14 (Regulatory Conditions) and Section 15 (General Provisions) shall survive the expiration or termination of this Agreement for any reason. (e) Governing Law and Enforcement. This Agreement shall be construed and the legal relations of the Parties shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law. (f) Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, shall be brought against either of the parties exclusively in the courts of the State of Illinois, County of Champaign, or, if it has or can acquire jurisdiction, in the United States District court for the Central District of Illinois, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world. EXECUTIVE AND EMPLOYER HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY IN THE EVENT OF A DISPUTE, AND EXECUTIVE REPRESENTS THAT EXECUTIVE’S WAIVER IS KNOWING, VOLUNTARY AND INTENTIONAL. (g) Prevailing Party Legal Fees. Should either Party initiate any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (a “Covered Dispute”), the prevailing Party in any such Covered Dispute shall be entitled to receive from the other Party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party in connection with such Covered Dispute. Notwithstanding the foregoing, in the event of a Covered Dispute arising upon or within three (3) years following a Change in Control, Employer shall advance to Executive all costs and expenses (including, without limitation, reasonable attorneys’ fees) which Executive may incur in connection with such Covered Dispute, within ten (10) business days after receipt by Employer of a written request for such advance, provided that Executive shall repay the amount of any such costs and expenses advanced by Employer pursuant to this Section 15(g) if a court issues a final and non-appealable order settling forth the determination that the position taken by Executive was frivolous or advanced by Executive in bad faith. (h) Waiver. No waiver by either Party at any time of any breach by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time. (i) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or

16 certified mail, return receipt requested, postage prepaid; and if to Employer, addressed to the principal headquarters of First Busey, attention: President and Chief Executive Officer; and if to Executive, to the address for Executive as most currently reflected in the corporate records or to such other address as Executive has most recently provided to Employer. (j) Section 409A. (i) This Agreement is intended to comply with the requirements of Section 409A of the Code (together with the applicable regulations thereunder, “Section 409A”), and the Parties agree that it shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. Notwithstanding anything herein to the contrary, no termination or other similar payments and benefits hereunder shall be payable on account of Executive’s termination of employment unless Executive’s termination of employment constitutes a “separation from service” within the meaning of Section 409A. To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv). This Agreement may be amended to the extent necessary (including retroactively) by Employer to maintain to the maximum extent practicable the original intent of this Agreement while avoiding the application of taxes or interest under Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Executive's compensation and benefits and Employer does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Section 409A. (ii) If at the time of any payment hereunder Executive is considered to be a Specified Employee and such payment is required to be treated as deferred compensation subject to Section 409A, then, to the extent required by Section 409A, such payments shall be delayed to the date that is six (6) months after the Termination Date. For purposes of Section 409A, each payment made under this Agreement, or pursuant to another plan or arrangement, will be treated as a separate payment. The term “Specified Employee” means any person who holds a position with Employer of senior vice president or higher and has compensation greater than that stated in Section 416(i)(1)(A)(i) of the Code. The determination of whether Executive is a Specified Employee shall be based upon the twelve (12)-month period ending on each December 31st (such twelve (12)-month period is referred to below as the “identification period”). If Executive is determined to be a Specified Employee during the identification period, he or she shall be treated as a Specified Employee for purposes of this Agreement during the twelve (12)- month period that begins on the April 1st following the close of such identification period. For purposes of determining whether Executive is a Specified Employee under Section 416(i) of the Code, compensation shall mean Executive’s W-2 compensation as reported by Employer for a particular calendar year. (iii) All payments under this Agreement required to be delayed pursuant to this Section 15(j) shall be accumulated and paid in a lump-sum, catch-up payment as of the first (1st) day of the seventh (7th) month following the Termination Date (or, if earlier, the date of death of Executive), with all such delayed payments being credited with interest (compounded monthly) for such period of delay equal to the prime rate in effect on the first (1st) day of such six (6)-month period. Any portion of the benefits hereunder that were not otherwise due to be paid during the

17 six (6)-month period following the Termination Date shall be paid to Executive in accordance with the payment schedule established herein. (k) Clawback. Any amount or benefit received under this Agreement shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Employer clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. Executive acknowledges and consents to Employer’s application, implementation, and enforcement of (i) the Policy or any similar policy established by Employer that may apply to Executive and (ii) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, as well as Executive’s express agreement that Employer may take such actions as may be necessary to effectuate the Policy, any similar policy, or applicable law, without further consideration or action. (l) Construction. This Agreement shall be deemed drafted equally by the Parties. Any presumption or principle that the language of this Agreement is to be construed against any Party shall not apply. Whenever used in this Agreement, the singular includes the plural and vice versa (where applicable); the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder,” and other words of similar import refer to this Agreement as a whole (including exhibits); all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; the words “include,” “includes” and “including” means “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively; any reference to a document or set of documents, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and references to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time. The headings used in this Agreement are for convenience only, shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the construction or enforcement of the provisions of this Agreement. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all Parties, and all of which together shall constitute a single agreement. All remedies of any Party are cumulative and not alternative, and are in addition to any other remedies available at law, in equity or otherwise. [Remainder of Page Intentionally Left Blank]

Signature Page to [●] Employment Agreement IN WITNESS WHEREOF, the Parties have executed this Agreement on November 21, 2019, effective as of the Effective Date. FIRST BUSEY CORPORATION and BUSEY BANK EXECUTIVE By: Van A. Dukeman President and Chief Executive Officer of First Busey Corporation and Chairman of the Board of Busey Bank Monica L. Bowe

Exhibit A to Employment Agreement A-1 AGREEMENT AND RELEASE This Agreement and Release (this “Release”), is made and entered into by [●] (“Employee”) in favor of First Busey Corporation (“First Busey”), Busey Bank (the “Bank” and together with First Busey, “Employer”) and its subsidiaries, affiliates, stockholders, beneficial owners of its stock, its current or former officers, directors, employees, members, attorneys and agents, and their predecessors, successors and assigns, individually and in their official capacities (together, the “Released Parties”). WHEREAS, Employee has been employed as [●]; WHEREAS, Employee’s employment with Employer was terminated, effective as of [●] (the “Termination Date”); and WHEREAS, Employee is seeking certain payments under Section 6[●] of the employment agreement entered into with Employer dated [●] (the “Employment Agreement”), that are conditioned on the effectiveness of this Release. NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties agree as follows: 1. General Release. Employee knowingly and voluntarily waives, terminates, cancels, releases and discharges forever the Released Parties from any and all suits, actions, causes of action, claims, allegations, rights, obligations, liabilities, demands, entitlements or charges (collectively, “Claims”) that Employee (or Employee’s heirs, executors, administrators, successors and assigns) has or may have, whether known, unknown or unforeseen, vested or contingent, by reason of any matter, cause or thing occurring at any time before and including the date of this Release, arising under or in connection with Employee’s employment or termination of employment with Employer, including, without limitation: Claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful, abusive, constructive or unlawful discharge or dismissal, for breach of any contract, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance, including, without limitation, rights or Claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act of 1990 (“OWBPA”), violations of the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Fair Labor Standards Act, the Worker Adjustment Retraining and Notification Act, the Family Medical Leave Act, including all amendments to any of the aforementioned acts; and violations of any other federal, state, or municipal fair employment statutes or laws, including, without limitation, violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other Claims for compensation or bonuses, whether or not paid under any compensation plan or arrangement; breach of contract; tort and other common law Claims; defamation; libel; slander; impairment of economic opportunity defamation; sexual harassment; retaliation; attorneys’ fees; emotional distress; intentional infliction of emotional distress; assault; battery, pain and suffering; and punitive or exemplary damages (the “Released Matters”). In addition, in consideration of the provisions of this Release, Employee further agrees

A-2 to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to those Claims that are known or suspected to exist in Employee’s favor as of the Effective Date (as defined below). 2. Surviving Claims. Notwithstanding anything herein to the contrary, this Release shall not: (i) release any Claims for payment of amounts payable under the Employment Agreement (including under Section 6[●] thereof) or any rights or obligations imposed by the surviving Sections of the Employment Agreement, which include but are not limited to Sections 9, 10, 11, 12, 13, 14 and 15; (ii) release any Claim for employee benefits under plans covered by ERISA to the extent any such Claim may not lawfully be waived or for any payments or benefits under any Employer plans that have vested according to the terms of those plans; (iii) release any Claim that may not lawfully be waived; (iv) release any Claim for indemnification and D&O insurance in accordance with the Employment Agreement and with applicable laws and the corporate governance documents of Employer; or (v) limit Employee’s rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. Notwithstanding the foregoing, Employee agrees to waive Employee’s right to recover monetary damages in connection with any charge, complaint or lawsuit filed by Employee or anyone else on Employee’s behalf (whether involving a governmental entity or not); provided that Employee is not agreeing to waive, and this Release shall not be read as requiring Employee to waive, any right Employee may have to receive an award for information provided to any governmental entity. 3. Additional Representations. Employee further represents and warrants that Employee has not filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Released Party, nor has Employee assigned, pledged, or hypothecated as of the Effective Date any Claim to any person and no other person has an interest in the Claims that he is releasing. 4. Acknowledgements by Employee. Employee acknowledges and agrees that Employee has read this Release in its entirety and that this Release is a general release of all known and unknown Claims. Employee further acknowledges and agrees that: (i) this Release does not release, waive or discharge any rights or Claims that may arise for actions or omissions after the Effective Date of this Release and Employee acknowledges that he is not releasing, waiving or

A-3 discharging any ADEA Claims that may arise after the Effective Date of this Release; (ii) Employee is entering into this Release and releasing, waiving and discharging rights or Claims only in exchange for consideration which Employee is not already entitled to receive; (iii) Employee has been advised, and is being advised by the Release, to consult with an attorney before executing this Release; Employee acknowledges that Employee has consulted with counsel of Employee’s choice concerning the terms and conditions of this Release; (iv) Employee has been advised, and is being advised by this Release, that Employee has been given at least [twenty-one (21)] [forty-five (45)] days within which to consider the Release, but Employee can execute this Release at any time prior to the expiration of such review period; [and] (v) [Because this Release includes a release of claims under ADEA, Employee is being provided with the information contained in Schedule 1 hereto in accordance with the OWBPA; and] (vi) Employee is aware that this Release shall become null and void if Employee revokes Employee’s agreement to this Release within seven (7) days following the date of execution of this Release. Employee may revoke this Release at any time during such seven-day period by delivering (or causing to be delivered) to Employer written notice of Employee’s revocation of this Release no later than 5:00 p.m. Central time on the seventh (7th) full day following the date of execution of this Release (the “Effective Date”). Employee agrees and acknowledges that a letter of revocation that is not received by such date and time will be invalid and will not revoke this Release. 5. Confidentiality. Employee and Employer shall keep the existence and the terms of this Release confidential, except for Executive’s immediate family members or their legal or tax advisors in connection with services related hereto and except as may be required by law or in connection with the preparation of tax returns. For purposes of this Section 5, “immediate family members” shall be limited to Employee’s spouse or domestic partner and any person (other than a tenant or employee) sharing Employee’s household. 6. Non-Waiver. Employer’s waiver of a breach of this Release by Employee shall not be construed or operate as a waiver of any subsequent breach by Employee of the same or of any other provision of this Release. 7. Non-Disparagement. Employer shall instruct in writing each member of the Board of Directors of First Busey and each executive officer of First Busey that at all times following the Termination Date, such individual shall not engage in any vilification of the Employee, and shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning Employee, including Employee’s management style, methods of

A-4 doing business, the quality of Employee’s work or Employee’s role in the community. At all times following the Termination Date, Employee shall not engage in any vilification of the Employer and its and their officers and directors, and Employee shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning Employer and its and their officers and directors, including management style, methods of doing business, the quality of products and services, or role in the community. Employee shall do nothing that would damage Employer’s business reputation or good will. 8. Restrictive Covenants. Employee shall abide by the terms set forth in Sections 9 and 10 of the Employment Agreement. 9. Governing Law and Enforcement. This Release shall be construed and the legal relations of Executive and Employer shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law. 10. Counterparts. This Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Release. 11. Construction. The provisions of Section 15(l) of the Employment Agreement shall apply to this Release, provided that the word “Release” shall take the place of the word “Agreement” in such Section 15(l), where applicable. [Remainder of Page Intentionally Left Blank]

Signature Page to [●] Agreement and Release IN WITNESS WHEREOF, the parties have executed this Release as of dates set forth below their respective signatures below. FIRST BUSEY CORPORATION and BUSEY BANK EMPLOYEE By: [Name] President and Chief Executive Officer of First Busey Corporation and Chairman of the Board of Busey Bank Date: [Name] Date: